UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
 PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ADVISORSHARES TRUST
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

3 Bethesda Metro Center
Suite 700
Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
Madrona Forward Domestic ETF	NYSE Arca, Inc.	27-4336359
Madrona Forward International ETF	NYSE Arca, Inc.	27-4336416
Madrona Forward Global Bond ETF	NYSE Arca, Inc.	27-4336473

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  [X]:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box.  [__]:

Securities Act registration statement file number to which this form relates:  333-157876

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 15 to the AdvisorShares Trust’s Registration Statement on Form N-1A, filed via EDGAR Accession No. 0001144204-10-064139 on November 30, 2010 (Securities Act File Number 333-157876 and Investment Company Act File Number 811-22110), which is incorporated herein by reference.

Item 2.	Exhibits.

A.
Registrant’s Agreement and Declaration of Trust dated July 30, 2007 is incorporated herein by reference to Exhibit (a)(2) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-157876 and 811-22110), as filed with the SEC via EDGAR Accession No. 0001104659-09-037448 on June 9, 2009.

B.
Registrant’s By-Laws dated July 30, 2007 are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-157876 and 811-22110), as filed with the SEC via EDGAR Accession No. 0001104659-09-037448 on June 9, 2009.

C.
Form of Authorized Participant Agreement is incorporated herein by reference to Exhibit (e)(2) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-157876 and 811-22110), as filed with the SEC via EDGAR Accession No. 0001104659-09-052948 on September 1, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADVISORSHARES TRUST

Date: May 25, 2011	By: /s/ Noah Hamman
Noah Hamman
Chief Executive Officer, Principal
Financial Officer & President